UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Diode Lane Louisville, KY	40299
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LGMK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 1, 2024, LogicMark, Inc. (the “Company”) held its 2024 Special Meeting of Stockholders (the “Special Meeting”). Set forth below are the three proposals that were voted on at the Special Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Special Meeting. These proposals are described in further detail in the Definitive Proxy Statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on August 21, 2024 (the “Proxy Statement”).

As of the close of business on August 5, 2024, the record date for the Special Meeting, 4,412,812 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), were issued, outstanding and entitled to vote, 10 shares of the Company’s Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), were issued, outstanding and entitled to vote, held by one record holder, and 106,333 shares of the Company’s Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), were issued, outstanding and entitled to vote, held by one record holder. Holders of shares of Common Stock and the holder of the shares of Series C Preferred Stock were entitled to one vote per share for each share of Common Stock and share of Series C Preferred Stock held by them, respectively. The holder of shares of Series F Preferred Stock was entitled to vote on an as-converted to Common Stock basis, entitling such holder to 2,040 votes for the 106,333 shares of Series F Preferred Stock held by such holder. Stockholders holding an aggregate of 1,895,686 votes were present at the Special Meeting, in person or represented by proxy, which number constituted a quorum.

Proposal 1 – The approval of the issuance of 20% or more of outstanding shares of Common Stock, for purposes of Rule 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”), upon exercise of the Company’s Series A common stock purchase warrants (the “Series A Warrants”) and Series B common stock purchase warrants (the “Series B Warrants” and collectively, the “Warrants”), dated August 5, 2024, issued to the holders of such Warrants was approved by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain
321,479	48,019	843

There were 1,525,345 broker non-votes with respect to the first proposal.

Proposal 2 – The authorization of the Company’s board of directors (the “Board”) to amend the Company’s articles of incorporation, as amended (the “Charter”), for purposes of maintaining compliance with Nasdaq Rule 5550(a)(2), to effect a reverse stock split of the outstanding shares of Common Stock by a ratio in the range of one-for-ten to one-for-twenty-five, to be determined in the Board’s sole discretion, and in any event, before the Company’s 2025 Annual Meeting of Stockholders (the “Common Stock Reverse Split”) was approved by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain
1,755,154	139,648	884

Proposal 3 – The authorization of the Board to amend the Charter by amending the Certificate of Designations, Preferences and Rights of Series C Preferred Stock to (i) effect a reverse stock split of the outstanding shares of Series C Preferred Stock by the same ratio as the Board selects for the Common Stock Reverse Split (the “Series C Reverse Stock Split”) and (ii) proportionally increase the stated value of the Series C Preferred Stock to reflect the ratio selected for the Series C Reverse Stock Split was approved by the Company’s stockholders. The final voting results were as follows:

For	Against	Abstain
1,754,343	140,379	964

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2024	LogicMark, Inc.

	By:	/s/ Mark Archer
		Name:	Mark Archer
		Title:	Chief Financial Officer

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